UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 28, 2011, TreeHouse Foods, Inc. (the “Company”) filed a Current Report on Form 8-K relating to the voting results at its annual meeting of stockholders on April 28, 2011. This Current Report on Form 8-K/A is being filed solely to disclose the determination regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers (“Say on Pay Frequency Vote”).

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, consistent with the Board of Directors’ recommendation at the Company’s annual meeting, stockholders holding a majority of shares voted for the annual frequency of future Say On Pay Frequency Votes of the Company.    Accordingly, in light of these voting results and other factors, the Company has determined that that the Company will hold Say on Pay Frequency Votes every year until the next stockholder advisory vote on the frequency of Say on Pay Frequency Votes, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: September 19, 2011	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant